Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following restated unaudited pro forma combined financial statements (“pro forma financial statements”) have been prepared based on the historical consolidated financial statements of Evolent Health, Inc. (“Evolent”, “we”, “the Company”) to give effect to the following transaction (the “Transaction”):
On November 17, 2022, Evolent and Evolent Health LLC (“EVH LLC” and, together with Evolent, the “Evolent Entities”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Magellan Health, Inc. (“Magellan Parent”) and Magellan Healthcare, Inc. (“Magellan” and together with Magellan Parent (and all applicable subsidiaries), the “Magellan Entities”), pursuant to which, subject to the satisfaction or waiver of certain conditions, EVH LLC agreed to (i) acquire all of the outstanding shares of capital stock of National Imaging Associates, Inc., a wholly-owned subsidiary of Magellan, and (ii) acquire certain assets held by Magellan Parent and/or certain of its subsidiaries that are used in the Magellan Specialty Health Division (collectively, “Magellan Specialty Health”).
Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities paid $387.8 million of cash consideration (inclusive of certain post-closing adjustments) and issued 8,474,576 shares of Evolent’s Class A common stock (“Class A Shares”), fair valued at $261.3 million as of January 20, 2023 (the “Transaction Consideration”). The Transaction Consideration is subject to certain post-Closing adjustments and deductions related to, among other things, net working capital, cash and indebtedness of Magellan Specialty Health.
In addition to the Transaction Consideration, Magellan Parent shall be eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150.0 million payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.
Ares Capital Management LLC and Ares Capital Corporation have provided Evolent with secured debt financing in the form of (i) additional commitments under the Company’s existing asset-based revolving credit facility in an aggregate principal amount equal to $25.0 million, and (ii) additional commitments under the existing initial term loan facility in an aggregate principal amount equal to $240.0 million (clauses (i) and (ii), the “Acquisition Facilities”), and certain amendments to the Company’s existing credit agreement have been made. Additionally, Ares has purchased from Evolent an aggregate $175.0 million initial liquidation preference of a newly issued, perpetual series of Evolent’s convertible preferred stock. The purchase price of the convertible preferred stock was equal to 96% of its initial liquidation preference. Each holder of convertible preferred stock will have the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments. The proceeds of borrowings under the Acquisition Facilities and from the sale of the preferred stock will be used to fund the Transaction Consideration.
Evolent’s current report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on January 23, 2023 (the “Original Form 8-K”) includes financial statements of the acquired business and pro forma financial information related to the acquisition as required by Items 9.01(a) and 9.01(b) of Form 8-K.
The previously filed pro forma financial statements for the year ended December 31, 2021 filed in the Original Form 8-K are being restated in this Amendment No. 1 on Form 8-K/A in order to provide revised pro forma financial information of the Company for the year ended December 31, 2021, to replace the pro forma financial information of the Company for the year ended December 31, 2021, included as part of Exhibit 99.3 to the Original Form 8-K due the restatement of previously issued historical combined financial statements of NIA. Refer to “Exhibit 99.1 - Note 1” of this Form 8-K/A for additional discussion.
The restated unaudited pro forma combined statements of operations for the year ended December 31, 2021 give effect to the Transaction as if it had been completed on January 1, 2021.
The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Evolent’s financial position or results of operations would have been had the Transaction been consummated on the assumed dates, nor do they purport to project the future operating results or the financial position of the combined company following the transaction. The actual financial position and results of operations of Evolent after consummation of the Transaction may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In Evolent’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not include any pro forma adjustments to reflect certain expected financial benefits of the Transaction, such as cost synergies or revenue synergies, or the anticipated costs to achieve those benefits.
The amounts above reflect management’s preliminary estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed. As of June 30, 2023, we had not finalized the determination of fair values allocated to the acquired intangible assets and deferred tax liability. Any necessary adjustments will be finalized within one year from the date of acquisition.
The pro forma financial statements should be read in conjunction with the following:
1)    Evolent’s audited consolidated financial statements and related notes included in Evolent’s annual report on Form 10-K for the year ended December 31, 2021
2)    Historical audited combined financial statements and related notes of Magellan Specialty Health, as restated, as of and for the year ended December 31, 2021 included as Exhibit 99.1 to Evolent’s current report on Form 8-K/A to which these restated unaudited pro forma combined financial statements are attached.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousands, except for per share amounts)

	Evolent Health, Inc.	Magellan Specialty Health, As Restated	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$907,957	$227,169	$—		$1,135,126

Expenses
Cost of revenue	657,551	125,831	—		783,382
Selling, general and administrative expenses	219,499	59,959	15,090	(a)	294,548
Depreciation and amortization expenses	60,037	6,616	30,631	(b) (c)	97,284
Change in fair value of contingent consideration	13,281	—	—		13,281
Total operating expenses	950,368	192,406	45,721		1,188,495
Operating income (loss)	(42,411)	34,763	(45,721)		(53,369)
Interest income	407	—	—		407
Interest expense	(25,425)	(1,663)	(56,332)	(d)	(83,420)
Gain from equity method investees	13,179	—	—		13,179
Gain on transfer of membership	45,938	—	—		45,938
Change in tax receivable agreement liability	—	—	(113,141)	(e)	(113,141)
Loss on repayment of debt	(21,343)	—	—		(21,343)
Other expense, net	(146)	—	—		(146)
Income (loss) from continuing operations before income taxes	(29,801)	33,100	(215,194)		(211,895)
Provision (benefit) for income taxes	483	8,635	(137,768)	(f)	(128,650)
Income (loss) from continuing operations	(30,284)	24,465	(77,426)		(83,245)
Dividend on preferred stock	—	—	(20,197)	(g)	(20,197)
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(30,284)	$24,465	$(97,623)		$(103,442)

Loss per common share
Basic and diluted loss per share attributable to common shareholders	$(0.35)			(h)	$(1.09)
Weighted-average common shares outstanding
Basic and diluted	86,067		8,475	(h)	94,542

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended, including pursuant to SEC Final Rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, release number 33-10786 dated May 20, 2020 (“Article 11”), using the acquisition method of accounting under U.S. GAAP. Transaction accounting adjustments have been made to show the effects of the Transaction on the combined historical financial statements of Evolent and Magellan Specialty Health. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed. A reclassification adjustment has been made to the historical presentation of Magellan Specialty to conform to the financial statement presentation of Evolent Health, Inc for the unaudited pro forma condensed combined financial information as noted below. Refer to Note 3 – Reclassification of Magellan Specialty Health’s Combined Statements of Income for further details on the reclassification adjustment.
Note 2. Acquisition of Magellan Specialty Health
On January 20, 2023, Evolent and Evolent Health LLC (“EVH LLC” and, together with Evolent, the “Evolent Entities”), completed its acquisition of National Imaging Associated Inc. (“NIA”), including all of the issued and outstanding shares of capital stock of NIA as well as certain assets held by Magellan Health, Inc. (“Magellan Parent”) and certain of its subsidiaries that were used in the Magellan Specialty Health Division.
Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities paid $387.8 million as cash consideration (inclusive of certain post-closing adjustments) and issued 8,474,576 shares Evolent’s Class A common stock (“Class A Shares”), fair valued at $261.3 million as of January 20, 2023.
In addition to the Transaction Consideration, Magellan Parent shall be eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150.0 million payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.
Ares Capital Management LLC and Ares Capital Corporation have committed, subject to certain conditions, to provide Evolent with secured debt financing in the form of Acquisition Facilities, and certain amendments to the Company’s existing credit agreement will be made. Additionally, Evolent entered into a preferred stock financing commitment letter with Ares where Ares has committed, subject to certain conditions to purchase from Evolent an aggregate $175.0 million initial liquidation preference of a newly issued, perpetual series of Evolent’s convertible preferred stock. The purchase price of the convertible preferred stock will be equal to 96% of its initial liquidation preference. Each holder of convertible preferred stock will have the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments. The proceeds of borrowings and preferred stock will be used to fund the Transaction Consideration.
Note 3. Reclassification of Magellan Specialty Health’s Combined Statements of Income
A reclassification adjustment was made to Magellan Specialty Health's combined statements of income for the period ended December 31, 2021, to conform to the classification and presentation of the Company’s consolidated statement of operations. Such reclassification adjustment included reclassifying $185.8 million of direct service costs and other operating expenses into cost of revenue and selling, general and administrative expenses for $125.8 million and $60.0 million, respectively.

Note 4. Pro Forma Adjustments
Adjustments included in the column labeled “Transaction Accounting Adjustments” in the pro forma balance sheet is as follows:
(a)    Represents estimated nonrecurring transaction costs of $15.1 million that were incurred.
(b)    Reflects the removal of depreciation expense of $5.9 million for the year ended December 31, 2021. Depreciation expense of $4.7 million was related to capitalized software and is replaced by amortization of a developed technology intangible asset.
(c)    To remove historical amortization of the intangible assets and the recording of the pro forma amortization expense related to the identifiable intangible assets resulting from a fair valuation as if the acquisition occurred on January 1, 2021 (in thousands).

For the Year Ended December 31, 2021
Removal of historical amortization expense	$ (702)
Pro forma amortization expense	37,247
Pro forma adjustment for amortization expense	$ 36,545

This adjustment represents the amortization of the following intangible assets acquired along with the values and useful lives as outlined below (in thousands).

Customer relationships (useful life 15 years)	$345,100
Technology (useful life 5 years)	50,700
Corporate trade name (useful life 2 years)	8,200
Total identifiable intangible assets acquired	$404,000

(d)    To removed interest expenses of $1.7 million and record interest expense and amortization of related debt issuance costs (in thousands).

For the Year Ended December 31, 2021
Pro forma interest expense	$55,510
Pro forma amortization of deferred financing costs	2,485
Total pro forma adjustment	$57,995

Interest expense was calculated to be 11.5% (Adjusted Term SOFR Rate of 5.3% on September 25, 2023 plus 6.2%) and 9.5% (Adjusted Term SOFR Rate of 5.3% on September 25, 2023 plus 4.2%) for the term loan and revolver loan, respectively. Assuming an increase in interest rates on the existing and incremental long-term debt of 1/8%, pro forma interest would increase by $0.6 million for the year ended December 31, 2021.
(e)    Reflects the adjustment to the amount that the Company must pay to certain investors with whom it entered into the Tax Receivables Agreement (the “TRA”). The TRA provides for the payment by the Company to these investors of 85% of the amount of the tax benefits, if any, that the Company is deemed to realize because of increases in tax basis related to exchanges of Class B common units as well as tax benefits attributable to the future utilization of pre-IPO NOLs. The Company did not reflect a liability for the TRA as of December 31, 2021, because it was in a full valuation allowance position. The Company removed its valuation allowance as a result of deferred tax liabilities established as part of the Transaction. In connection with the valuation allowance removal, the Company has recorded the TRA liability. For purposes of presentation in the pro forma income statement, the change in TRA liability of $113.1 million was recorded for the year ended December 31, 2021.

(f)    Reflects an estimated income tax impact of the pro forma adjustments from the acquisition at a forecasted blended statutory tax rate of 26%. The pro forma income tax adjustments included in the pro forma statements of operations for the period ended December 31, 2021 reflects the income tax effects of the transaction accounting adjustments presented, in addition to adjustments related to the release of Evolent's valuation allowance of $115.2 million for the period ended December 31, 2021. As a result of Evolent's release of the valuation allowance, income tax expense was calculated as 26% of its loss, excluding permanent items. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the acquisition.

(g)    Reflects an estimated dividend on the Company's $175.0 million of Series A Preferred Stock sold to Ares Capital Corporation. The dividends on preferred stock were calculated to be 11.5% (Adjusted Term SOFR Rate of 5.3% on September 25, 2023 plus 6.2%).

(h)    The pro forma adjustments on Evolent common stock and basic and diluted earnings per share are summarized below (in thousands, except per share amounts):

For the Year Ended December 31, 2021
Numerator
Basic and diluted combined pro forma net loss attributable to Evolent common stockholders	$(103,442)
Denominator
Historical basic and diluted weighted average Evolent shares outstanding	86,067
Shares of Evolent common stock issued	8,475
Pro forma basic and diluted weighted average Evolent shares outstanding	94,542
Pro forma basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(1.09)